EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                        SECTION 13(d) OF THE EXCHANGE ACT

            FOR VALUE RECEIVED, the undersigned, effective as of July 9, 1999, hereby agree as follows:

            1. Joint Filing Authorization. Each party hereto authorizes SCOTT G. KASEN to file on their behalf with the Securities & Exchange Commission (the "SEC"), all appropriate exchanges and other appropriate parties, as a joint filing for all of the undersigned parties pursuant to Rule 13d-1(k), a statement of their beneficial ownership of the Common Stock, $0.05 par value per share of CALIFORNIA COASTAL COMMUNITIES, INC. (the "Company") on Schedule 13D as promulgated by the SEC, including any pertinent amendments thereto, and including, where applicable, additions or deletions to the group represented by the undersigned.

            2. Power of Attorney.

            Each of Edelman Value Partners, L.P., Edelman Value Fund, Ltd., Asher B. Edelman & Associates LLC, individually and as Investment Manager of Edelman Value Fund, Ltd., and A.B. Edelman Management Company, Inc., individually and in its capacity as General Partner of Edelman Value Partners, L.P., and Asher B. Edelman, hereby designates and appoints SCOTT G. KASEN as their attorney-in-fact, to take all actions and to execute all documentation in their stead and on their behalf necessary or prudent to effectuate the joint filings relating to the Company contemplated by this Agreement, until revoked in writing by the party.

            3. Binding on Heirs, Representatives, Successors and Assigns. This Agreement shall be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

               /s/ Asher B. Edelman
               ---------------------------------------------
                   Asher B. Edelman

               EDELMAN VALUE PARTNERS, L.P.,
                a Delaware limited partnership

               By: A.B. Edelman Management Company, Inc., a
                   New York corporation, General Partner


               By: /s/ Asher B. Edelman
                   -----------------------------------------
                   Asher B. Edelman, President


                               Page 12 of 13 pages

               EDELMAN VALUE FUND, LTD.,
               a British Virgin Islands corporation

               By: Asher B. Edelman & Associates LLC, its
                    its Investment Manager


               By: /s/ Asher B. Edelman
                   -----------------------------------------
                   Asher B. Edelman, Managing Member


               A.B. EDELMAN MANAGEMENT COMPANY, INC.,
               a New York corporation


               By: /s/ Asher B. Edelman
                   -----------------------------------------
                   Asher B. Edelman, President


               ASHER B. EDELMAN & ASSOCIATES LLC,
               a limited liability company


               By: /s/ Asher B. Edelman
                   -----------------------------------------
                   Asher B. Edelman, Managing Member


                               Page 13 of 13 pages